Exhibit 10.1

PROMISSORY NOTE

$500,000	As of July 11, 2022

Plum Acquisition Corp. I (“Maker”) promises to pay to the order of Ursula M. Burns or her successors or assigns (“Payee”) the principal sum of up to five hundred thousand dollars ($500,000), or so much thereof as is advanced, in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The principal balance of this Note shall be repayable on the consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to five hundred thousand dollars ($500,000) for working capital. Up to fifty percent (50%) of the principal of this Note may be drawn down from time to time at the Company’s option prior to August 25, 2022; any or all of the remaining undrawn principal of this Note may be drawn down from time to time at the Company’s option after August 25, 2022 (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Fifty Thousand Dollars ($50,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the aggregate amount of all drawdowns under this Note shall not exceed five hundred thousand dollars ($500,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert the outstanding principal balance of this Note, in whole or in part at the option of the Payee, into Private Placement Warrants (as defined in that certain Warrant Agreement, dated March 18, 2021, by and between the Maker and Continental Stock Transfer & Trust Company), at a price of $1.50 per Private Placement Warrant. As promptly after notice by Payee to Maker to convert the principal balance of this Note, which must be made at least 24 hours prior to the consummation of the Business Combination, as reasonably practicable and after Payee’s surrender of this Note, Maker shall have issued and delivered to Payee, without any charge to Payee, a warrant certificate or certificates (issued in the name(s) requested by Payee), or made appropriate book-entry notation on the books and records of the Maker, for the number of Warrants of Maker issuable upon the conversion of this Note.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

10. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Plum Acquisition Corp. I

2021 Fillmore St #2089

San Francisco, California 94115

kanishka@plumpartners.com

If to Payee:

Ursula M. Burns

c/o Plum Acquisition Corp. I

2021 Fillmore St. #2089

San Francisco, CA 94115

ursula@plumpartners.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

11. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of the Maker’s initial public offering of securities (“IPO”) (including the deferred underwriters discounts and commissions) and proceeds of the sale of the warrants issued in a private placement which occurred in connection with the consummation of the IPO are deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

12. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chairman the day and year first above written.

Plum Acquisition Corp. I

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Co-Chief Executive Officer & President

Agreed and Acknowledged:

By:	/s/ Ursula M. Burns
Ursula M. Burns

[Signature Page to Promissory Note]

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